EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Securities and Exchange Commission
Washington, D.C.


We consent to the incorporation of our report dated April 2, 2004 on the financial statements of AGU Entertainment Corp. (formerly Lexington Barron technologies, Inc.) for the year ended December 31, 2003, which is included in this Amendment No. 1 to Form 10-KSB, and to the reference to our Firm under the caption "Experts" in the Amendment No. 1 to Form 10-KSB.


/s/ Cordovano and Honeck, P.C.

Denver, CO.
June 15, 2004



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